THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share:

(Dollars and shares in thousands)

                                            SECOND QUARTER ENDED             FIRST HALF ENDED
                                         ---------------------------   --------------------------
                                              1999           1998           1999           1998
                                         ------------   ------------   ------------   ------------

BASIC EARNINGS-PER-SHARE COMPUTATION
 Net Income                              $      1,787   $      2,351   $      4,511   $      2,025
                                         ============   ============   ============   ============

 Average Common Shares Outstanding             13,445         13,425         13,445         13,420
                                         ============   ============   ============   ============

Basic Earnings Per Share                 $       0.13   $       0.18   $       0.34   $       0.15
                                         ============   ============   ============   ============

DILUTED EARNINGS-PER-SHARE COMPUTATION
Net Income                               $      1,787   $      2,351   $      4,511   $      2,025
                                         ============   ============   ============   ============

Basic Shares Outstanding                       13,445         13,425         13,445         13,420

Stock Options calculated under
    the Treasury Stock Method                      71             74             43             91
                                         ------------   ------------   ------------   ------------

Total Shares                                   13,516         13,499         13,488         13,511
                                         ============   ============   ============   ============

Diluted Earnings Per Share               $       0.13   $       0.17   $       0.33   $       0.15
                                         ============   ============   ============   ============



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